As filed with the Securities and Exchange Commission on July 31, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Einride AB
(Exact name of registrant as specified in its charter)

Sweden	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Stadsgården 6

Stockholm

Sweden

+46 (0) 8 4900 4440

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

EINRIDE AB 2026 EQUITY INCENTIVE PLAN

EINRIDE AB EQUITY INCENTIVE PLAN (U.S.)

WARRANTS IN EINRIDE AB SERIES 2025/2028:1 PROGRAM

WARRANTS IN EINRIDE AB SERIES 2025/2028:2 PROGRAM

WARRANTS IN EINRIDE AB SERIES 2025/2030:1 PROGRAM

WARRANTS IN EINRIDE AB SERIES 2025/2030:2 PROGRAM

(Full title of the plan)

Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

(302) 421-6100

(Name, address, telephone number,
including area code, of agent for service)

Copies to:

Stephen P. Alicanti

Christopher C. Paci

Keith Ranta

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, New York 10020

(212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”) and the introductory note to Part I of Form S-8. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Einride AB, a limited liability company formed under the laws of Sweden (the “Registrant”), with the Commission are incorporated herein by reference:

(a)	The prospectus dated July 15, 2026, filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form F-1, originally filed with the Commission on July 8, 2026, as amended (Registration No. 333-297308);

(b)	The Report of Foreign Private Issuer on Form 6-K furnished with the Commission on July 21, 2026 (but excluding Exhibit 99.1 thereto); and

(c)	The description of the Registrant’s ordinary shares in the Registrant’s registration statement on Form 8-A (File No. 001-43336), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 8, 2026, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. The Registrant is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed to be “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

To the extent permitted by the Swedish Companies Act, we are empowered to indemnify our directors against any liability they incur by reason of their directorship. We maintain directors’ and officers’ insurance to insure such persons against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Articles of Association of Einride AB, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form F-4 (File No. 333-295212), filed with the Securities and Exchange Commission on April 21, 2026)

4.2	Deposit Agreement, dated as of May 29, 2026, by and among Einride AB, the depositary named therein, and holders and beneficial owners of American Depositary Shares issued thereunder which may be evidenced by American Depositary Receipts (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form F-1 (File No. 333-297308), filed with the Securities and Exchange Commission on July 8, 2026)

4.3	Specimen American Depositary Receipt (included in Exhibit 4.2)

4.4	Terms and Conditions for Warrants in Einride AB series 2025/2028:1

4.5	Terms and Conditions for Warrants in Einride AB series 2025/2028:2

4.6	Terms and Conditions for Warrants in Einride AB series 2025/2030:1

4.7	Terms and Conditions for Warrants in Einride AB series 2025/2030:2

4.8	Terms and Conditions for Warrants in Einride AB series 2026/2029:1a

4.9	Terms and Conditions for Warrants in Einride AB series 2026/2029:1b

4.10	Terms and Conditions for Warrants in Einride AB series 2026/2029:1c

4.11	Terms and Conditions for Warrants in Einride AB series 2026/2029:1d

4.12	Terms and Conditions for Warrants in Einride AB series 2026/2029:1e

5.1	Opinion of Advokatfirma DLA Piper Sweden KB as to the validity of the ordinary shares to be issued

23.1	Consent of Ernst & Young AB, independent registered accounting firm for Einride AB.

23.2	Consent of WithumSmith+Brown, PC, independent registered accounting firm for Legato Merger Corp. III

23.3	Consent of Advokatfirma DLA Piper Sweden KB (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Einride AB 2026 Equity Incentive Plan

99.2	Einride AB Equity Incentive Plan (U.S.)

99.3	Form of Security Holder Undertaking in Relation to Einride AB Warrant Programs

107	Filing Fee Table

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stockholm, Sweden, on July 31, 2026.

EINRIDE AB

By:	/s/ Roozbeh Charli
Name:	Roozbeh Charli
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Roozbeh Charli, Robert Falck and Viveka Linander Waldenor as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Roozbeh Charli
Roozbeh Charli	Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2026

/s/ Anubhav Verma
Anubhav Verma	Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2026

/s/ Robert Falck
Robert Falck	Chairman of the Board of Directors	July 31, 2026

/s/ R. Lynn Atchison
R. Lynn Atchison	Director	July 31, 2026

/s/ Eric S. Rosenfeld
Eric S. Rosenfeld	Director	July 31, 2026

/s/ Gregory Monahan
Gregory Monahan	Director	July 31, 2026

/s/ Ted Persson
Ted Persson	Director	July 31, 2026

/s/ Gary Hicok
Gary Hicok	Director	July 31, 2026

/s/ Keith B. Alexander
Keith B. Alexander	Director	July 31, 2026

/s/ Lorenzo Roversi
Lorenzo Roversi	Director	July 31, 2026

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Einride AB has signed this registration statement in Seattle, Washington, on the 31st day of July, 2026.

Einride US Inc.

By:	/s/ Anubhav Verma
Name:	Anubhav Verma
Title:	Authorized Representative in the United States